LINE OF CREDIT NOTE

$5,000,000                                              Date: February 17, 2009

                  FOR VALUE RECEIVED, Cornerstone Financial Corp., a New Jersey corporation (the "Maker"), promises to pay to the order of Atlantic Central Bankers Bank, a Pennsylvania bank (the "Payee"), at its address at 1400 Market Street, Camp Hill, Pennsylvania 17011 or at such other place as Payee may from time to time designate in writing, the principal sum of Five Million Dollars ($5,000,000) in United States currency, or such greater or lesser amount as shall be shown on the records of Payee as the unpaid principal balance of this Note on the sooner of (i) February 17, 2012; or (ii) upon the occurrence of an Event of Default; with interest, on the terms and conditions described below.

                  1. Interest. Maker shall pay accrued interest on the unpaid principal balance of this Note at an annual rate equal to the greater of (i) a floating annual rate equal to the prime rate of interest charged by large commercial banks as reported in the Wall Street Journal plus twenty-five basis points (0.25%), or (ii) four and one-quarter percent (4.25%). Maker shall pay accrued interest monthly, commencing March 1, 2009, and continuing on the first day of each month thereafter until the principal amount of, and all accrued interest on, this Note have been paid in full. Interest shall be calculated on the basis of the actual number of days elapsed and a year of three hundred sixty
(360) days.

                  2. Default Rate. Notwithstanding the above, on the occurrence of any Event of Default, the interest rate provided in this Note shall automatically increase by two percent (2%) per annum above the rate provided above.

                  3. Post-Judgment Interest. The interest rate or rates provided in this Note shall apply to the indebtedness evidenced hereby before, on and after the date or dates on which Payee enters judgment on this Note.

                  4. Loan Agreement. This Note is the promissory note referred to Section 2.2 of the Loan Agreement dated the date hereof between Maker and Payee (including all amendments, restatements, extensions and substitutions therefor or thereof, the "Loan Agreement"), and is entitled to all the benefits and security referred to in the Loan Agreement. All capitalized terms used in this Note without definition which are defined in the Loan Agreement shall have the meanings given therein.

                  5. Security. This Note is secured by, and entitled to all of the benefits of, the Loan Documents, including the Stock Pledge Agreement dated even date herewith between the Maker and the Payee.

                  6. Default: Rights, Remedies.

                  (a) On the occurrence of any Event of Default, Payee may exercise any and all rights and remedies set forth in the Loan Documents or otherwise available under applicable law.

THE FOLLOWING PARAGRAPH SETS FORTH A WARRANT OF ATTORNEY TO CONFESS JUDGMENT AGAINST MAKER. IN GRANTING THIS WARRANT OF ATTORNEY TO CONFESS JUDGMENT AGAINST MAKER, MAKER KNOWINGLY, INTELLIGENTLY AND VOLUNTARILY, AND, ON THE ADVICE OF COUNSEL, UNCONDITIONALLY WAIVES ANY AND ALL RIGHTS MAKER MAY HAVE TO PRIOR NOTICE AND AN OPPORTUNITY FOR HEARING UNDER THE RESPECTIVE CONSTITUTIONS AND LAWS OF THE UNITED STATES AND THE COMMONWEALTH OF PENNSYLVANIA.

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                  (b) AFTER THE OCCURRENCE OF ANY EVENT OF DEFAULT, MAKER
AUTHORIZES AND EMPOWERS ANY ATTORNEY OF ANY COURT OF RECORD OF PENNSYLVANIA OR ELSEWHERE TO APPEAR FOR AND ENTER JUDGMENT AGAINST MAKER FOR THE UNPAID PRINCIPAL AMOUNT OF THIS NOTE, TOGETHER WITH ALL ACCRUED, UNPAID INTEREST AND LATE CHARGES THEREON (THE "DEBT"), PLUS ACTUAL AND REASONABLE COSTS OF SUIT AND ATTORNEYS' FEES IN AN AMOUNT UP TO FIVE PERCENT (5%) OF THE DEBT, WITH OR WITHOUT DECLARATION OR STAY OF EXECUTION, AND WITH RELEASE OF ERRORS, FOR WHICH THIS NOTE OR A COPY HEREOF SHALL SERVE AS A SUFFICIENT WARRANT. THIS POWER TO ENTER JUDGMENT BY CONFESSION SHALL NOT BE EXHAUSTED BY ANY EXERCISE AND SHALL CONTINUE UNTIL FULL PAYMENT OF ALL AMOUNTS DUE UNDER THIS NOTE. TO THE EXTENT THE ACTUAL AND REASONABLE ATTORNEYS' FEES AND OTHER COSTS AND EXPENSES DEMANDED BY PAYEE FROM MAKER UNDER THE LOAN AGREEMENT EXCEED FIVE PERCENT (5%) OF THE DEBT, MAKER HEREBY AUTHORIZES PAYEE TO PETITION THE COURT FOR AN ADDITIONAL AWARD OF FEES AND EXPENSES AND MAKER AGREES NOT TO OPPOSE SUCH PETITION.

                  7. Waivers. Maker and all endorsers, guarantors and sureties of this Note waive presentment, demand, notice of dishonor, protest, and notice of protest with regard to this Note.

                  8. Binding Effect. The provisions of this Note shall bind and inure to the benefit of Maker and Payee and their respective successors, heirs, personal representatives and permitted assigns.

                  9. Joint and Several Obligation. All references herein to the "Maker" shall be deemed to refer to each and every person defined herein as the "Maker" individually, and to all of them, collectively, jointly and severally, as though each were named whenever the term "Maker" is used, and this Note shall be a joint and several obligation of all of them.

                  IN WITNESS WHEREOF, Maker, intending to be legally bound hereby, and intending this to be a sealed instrument, has caused this Note to be duly executed by its authorized officers the day and year first above written.

                                       Cornerstone Financial Corp.

                                       By________________________________ (SEAL)
                                       Name:
                                       Title: